                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


PARENT
------
PVF Capital Corp.



                                        State or Other
                                        Jurisdiction of          Percentage
Subsidiaries (1)                        Incorporation            Ownership
----------------                        ---------------          ----------
Park View Federal Savings Bank          Ohio                     100%

PVF Service Corporation                 Ohio                     100%

PVF Mortgage Corp.                      Ohio                     100%

PVF Community Development Corp.         Ohio                     100%

Mid Pines Land Co.                      Ohio                     100%

PVF Holdings Inc.                       Ohio                     100%



------------------------------

(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.